EXHIBIT 99.1
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BMCA                                                   NEWS
Building Materials                 1361 Alps Road, Wayne, NJ 07470  973 628-3000
Corp. of America
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                    BUILDING MATERIALS CORPORATION OF AMERICA
         ANNOUNCES PURCHASE PRICE FOR ITS CASH TENDER OFFER AND CONSENT
                   SOLICITATION FOR NOTES DUE IN 2007 AND 2008


NEW YORK - February 20, 2007- Building Materials Corporation of America ("BMCA") and Building Materials Manufacturing Corporation ("BMMC," and together with BMCA, the "Purchasers") announced today the consideration to be paid in the previously announced tender offer (the "2007 Offer") to purchase for cash all of their outstanding 8% Senior Notes due 2007 (the "2007 Notes") and BMCA's previously announced tender offer (the "2008 Offer" and, together with the 2007 Offer, the "Offers") to purchase for cash all of its outstanding 8% Senior Notes due 2008 (the "2008 Notes," and together with the 2007 Notes, the "Notes").

The total consideration for the Notes, which will be payable in respect of Notes accepted for payment that were validly tendered with consents delivered and not withdrawn on or prior to 5:00 p.m., New York City time, on January 4, 2007, will be an amount equal to the total consideration specified in the table below for each $1,000 principal amount of Notes. The purchase price for the Notes, which will be paid in respect of Notes accepted for payment that are validly tendered subsequent to 5:00 p.m., New York City time, on January 4, 2007 but on or prior to 12:00 midnight, New York City time, on February 21, 2007, will be an amount equal to the total consideration minus the consent payment of $30.00 per $1,000 principal amount of Notes. In addition to the total consideration or purchase price payable in respect of Notes purchased in the tender offers, the Purchasers will pay accrued and unpaid interest to, but not including, the payment date for Notes purchased in the tender offers.


                                      TENDER
 TITLE OF    REFERENCE   APPLICABLE    OFFER      TOTAL      CONSENT   PURCHASE
  NOTES        YIELD       SPREAD      YIELD  CONSIDERATION  PAYMENT    PRICE
  -----        -----       ------      -----  -------------  -------    -----

 8% Senior     5.118%      50 bps      5.618%    $1,015.00    $30.00   $985.00
 Notes due
   2007

 8% Senior     4.837%      50 bps      5.337%    $1,044.80    $30.00   $1,014.80
 Notes due
   2008


The total consideration and the purchase price for the Notes was determined as of 2:00 p.m., New York City time, Friday, February 16, 2007, by reference to a fixed spread of 50 basis points above the yield of the applicable reference security, using a February 22, 2007 payment date for calculation purposes.

The tender offers will expire at 12:00 midnight, New York City time, on Wednesday, February 21, 2007, unless extended or earlier terminated.

The tender offers and consent solicitations are being made only pursuant to the Offer to Purchase and Consent Solicitation Statement dated December 20, 2006 and the related Consent and Letter of Transmittal, as the same may be amended from time to time. Questions about the tender offers and consent solicitations may be directed to the Global Liability Management Group at Bear, Stearns & Co. Inc. at
(877) 696-2327 (toll free), the High Yield Capital Markets Group at Deutsche Bank Securities Inc. at (800) 553-2826 (toll free), or to D.F. King & Co. Inc., the Information Agent for the tender offers and consent solicitations, at (212) 269-5550 (collect) or (800) 628-8536 (toll free).

A more comprehensive description of the tender offers and consent solicitations can be found in the Purchasers' Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal dated December 20, 2006. Copies of these documents and other related documents can be obtained from the Information Agent.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities and no recommendation is made as to whether or not holders of the Notes should tender their securities pursuant to the tender offers. The tender offers are made only by the Offer to Purchase and Consent Solicitation Statement dated December 20, 2006.

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BMCA INFORMATION

Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc. With annual sales in 2006 approximating $2.0 billion, BMCA is North America's largest manufacturer of residential and commercial roofing products and specialty building products.


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FORWARD-LOOKING STATEMENTS

This release contains some forward-looking statements as defined by the federal securities laws which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.




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